SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) November 1, 1999





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The press release announcing financial results for the third quarter of 1999, dated October 29, 1999 was released by the Registrant:

                       SIMTEK ANNOUNCES FINANCIAL RESULTS
                          FOR THE THIRD QUARTER OF 1999

COLORADO SPRINGS, Colorado - October 29, 1999 - Simtek Corporation, provider of the world's fastest re-programmable nonvolatile semiconductor memories, announced financial results for the third quarter ending September 30, 1999. The company posted a net loss of $105,577 for the third quarter of 1999 on revenue of $1,633,348, compared with a net profit of $21,148 for the third quarter of 1998 on revenue of $1,464,760.

"During the third quarter, Simtek expected short-term demand for military products to be down due to cyclical government contract requirements. We did, however, plan to more than compensate for this with increased commercial shipments. Even though customer demand was strong, we experienced a delay in manufacturing a significant number of parts through our subcontractors, resulting in lower revenues than we had forecast. These production issues have been resolved and will allow us to catch up with growing customer demand in the fourth quarter," stated Douglas Mitchell, Simtek's president and CEO. "The overall semiconductor forecast remains strong and Simtek is seeing similar demand for its nvSRAM products for the foreseeable future."

FINANCIAL RESULTS
                                      Three Months ended Sept 30           Nine Months ended Sept 30
                                         1999            1998                 1999            1998
                                         ----            ----                 ----            ----
Net Sales                             $1,633,348      $1,464,760           $4,939,654      $4,806,039

Cost of Goods Sold                     1,121,868         843,025            3,155,963       2,667,625

Gross Margin                             511,480         621,735            1,783,691       2,138,414

Total selling, general and               608,076         598,906            1,875,881       1,940,842
Administrative expenses

Other Income (expense)                    (8,981)         (1,681)             (54,353)         12,245

Net Income (loss)                       (105,577)         17,383             (146,543)        195,692

Basic and diluted Earnings per              0.00            0.00                 0.00            0.01
Share

Weighted Average Shares               28,955,226      28,721,138           28,913,431      28,721,138
Outstanding


Simtek Corporation develops, produces and markets the world's fastest re-programmable nonvolatile semiconductor memories. Information on Simtek products can be obtained from its web page www.simtek.com, email info@simtek.com or by calling (719) 531-9444 or FAX (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

                                       ###

Editors Note: Please send inquiries to: Simtek Corporation, 1465 Kelly Johnson Boulevard, Colorado Springs, CO 80920 USA. (719) 531-9444, FAX (719) 531-9481.


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
                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


Novembwe 1, 1999                             By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer,
                                                  President and Chief Financial
                                                  Officer (acting)









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